Exhibit 4.1

ITRON, INC.

as Issuer

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of February 26, 2026

0.00% Convertible Senior Notes due 2032

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS

Section 1.01	Definitions	5
Section 1.02	References to Interest	18

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01	Satisfaction and Discharge	32

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

ARTICLE 5

[RESERVED]

ARTICLE 6

DEFAULTS AND REMEDIES

ARTICLE 7

CONCERNING THE TRUSTEE

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01	Action by Holders	55
Section 8.02	Proof of Execution by Holders	56
Section 8.03	Who Are Deemed Absolute Owners	56
Section 8.04	Company-Owned Notes Disregarded	56
Section 8.05	Revocation of Consents; Future Holders Bound	56

ARTICLE 9

[RESERVED]

ARTICLE 10

SUPPLEMENTAL INDENTURES

ARTICLE 11

CONSOLIDATION, MERGER AND SALE

Section 11.01	Company May Consolidate, Etc. on Certain Terms	61

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01	Indenture and Notes Solely Corporate Obligations	61

ARTICLE 13

[RESERVED]

ARTICLE 14

CONVERSION OF NOTES

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

ARTICLE 16

REDEMPTION

Section 16.01	Right of the Company to Redeem the Notes	94
Section 16.02	Notice of Redemption	94
Section 16.03	Payment of Notes Called for Redemption	96
Section 16.04	Selection, Conversion and Transfer of Notes to be Redeemed in Part	96
Section 16.05	Restrictions on Redemption	96
Section 16.06	Increased Conversion Rate Applicable to Notes Called for Redemption Surrendered for Conversion in Connection with a Notice of Redemption	96

ARTICLE 17

MISCELLANEOUS PROVISIONS

EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Free Transferability Certificate	B-1

INDENTURE, dated as of February 26, 2026, between Itron, Inc., a Washington corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), and U.S. Bank Trust Company, National Association, a national banking corporation, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0.00% Convertible Senior Notes due 2032 (the “Notes”), initially in an aggregate principal amount of $805,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the form of note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid and legally binding obligations of the Company, and this Indenture a valid and legally binding agreement of the Company, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Adequate Cash Conversion Provisions” shall have the meaning specified in Section 15.02(d)(ii).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or commercial banks in New York are authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Percentage” means, upon conversion of a Note, the percentage of each share of Common Stock issuable for the portion of the Conversion Obligation in excess of the principal portion of the Note being converted that will be paid in cash.

“Certificated Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

The term “close of business” means 5:00 p.m. (New York City time).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, no par value per share, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors.

“Company Order” means a written order of the Company, signed by an Officer of the Company and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 14.02(j).

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof (i) solely for purposes of surrender for registration of transfer or exchange or for presentation for payment or repurchase or for conversion is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Itron, Inc., and (ii) for all other purposes is located at 1 California Street, Suite 2600, San Francisco, California 94111, Attention: Itron, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 50 consecutive VWAP Trading Days during the relevant Observation Period, 1/50th of the product of (i) the Conversion Rate on such VWAP Trading Day and (ii) the Daily VWAP for such VWAP Trading Day.

“Daily Settlement Amount,” for each of the 50 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) 1/50th of $1,000 and (ii) the Daily Conversion Value for such VWAP Trading Day; and

(b) if the Daily Conversion Value on such VWAP Trading Day exceeds 1/50th of $1,000, the Daily Net Settlement Amount.

“Daily Net Settlement Amount” for each of the 50 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

(a) if the Company does not elect a Cash Percentage, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and 1/50th of $1,000, divided by (ii) the Daily VWAP for such VWAP Trading Day;

(b) if the Company elects a Cash Percentage of 100% as set forth herein, cash in an amount equal to the difference between the Daily Conversion Value and 1/50th of $1,000; or

(c) if the Company elects a Cash Percentage of less than 100% as set forth herein, (i) cash equal to the product of (x) the difference between the Daily Conversion Value and 1/50th of $1,000 and (y) the Cash Percentage, plus (ii) a number of shares of Common Stock equal to the product of (x) (A) the difference between the Daily Conversion Value and 1/50th of $1,000, divided by (B) the Daily VWAP for such VWAP Trading Day and (y) 100% minus the Cash Percentage.

“Daily VWAP” means, for each of the 50 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ITRI<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and Additional Interest) that are payable but are not punctually paid or duly provided for.

“Deferred Additional Interest” shall have the meaning specified in Section 4.06(g).

“Default Interest” has the meaning specified in Section 2.03(c).

“De-Legending Deadline Date” means, with respect to any Note, the 380th day after the last date of original issuance of the notes offered hereby (including any Notes issued pursuant to the Initial Purchasers’ option to purchase additional Notes); provided, however, that if such 380th day is after an Interest Record Date and on or before the fifth Business Day after the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be such fifth Business Day immediately after such Interest Payment Date.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.02(j).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

The term “effective date” means the first date on which shares of the Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Effective Date” shall have the meaning specified in Section 14.03(c).

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Election” shall have the meaning specified in Section 14.02(j).

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Expiration Time” shall have the meaning specified in Section 14.04(e).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six-month period beginning on, and including, the date that is six months after the last original issue date of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the date that is one year after the last date of original issuance of such Note, such Note will not be Freely Tradable unless such Note (a) is not identified by a “restricted” CUSIP or ISIN number; and (b) is not represented by any certificate that bears the legend set forth in Section 2.05(b).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and its and their respective employee benefit plans, (A) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 (as in effect on the first date of issuance of the Notes) under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Stock and (B) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (A) has occurred; provided, however, that a “person” or “group” shall not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change from no par value to par value, a change in par value or a change from par value to no par value or changes resulting from a subdivision or combination) as a result of which all of the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which all of the Common Stock will be converted into cash, securities or other property or assets (including any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b); or

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the holders of the Company’s Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the Reference Property for the Notes (subject to the provisions set forth in Section 14.02).

Any event, transaction or series of related transactions described under both clause (a) and clause (b) above (without giving effect to the proviso in clause (b) above) shall be deemed to occur solely pursuant to clause (b) above (subject to such proviso).

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(a).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means the several initial purchasers listed on Exhibit A to the Purchase Agreement.

“Interest Payment Date” means each March 15 and September 15 of each year.

“Interest Record Date” with respect to any Interest Payment Date shall mean the March 1 and September 1 (whether or not such day is a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Irrevocable Election Notice” shall have the meaning specified in Section 14.02(a)(ii).

“Issue Date” means February 26, 2026.

“Last Reported Sale Price” of the Common Stock (or any other security) on any date means:

(a) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange;

(b) if the Common Stock (or such other security) is not listed for trading on a Relevant Stock Exchange on such date, the last quoted bid price per share for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

(c) if the Common Stock (or such other security) is not so quoted, the average of the mid-point of the last bid and ask prices per share for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means (x) any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions to or exclusions from the definition thereof, but without regard to the proviso in clause (b) of the definition thereof or (y) any Event of Default described in Section 6.01(j).

“Make-Whole Fundamental Change Company Notice” shall have the meaning specified in Section 14.03(b).

“Market Disruption Event” means:

(a) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means March 15, 2032.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05.

“Note Registrar” shall have the meaning specified in Section 2.05.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b)(ii)(A).

“Notice of Redemption” shall have the meaning specified in Section 16.02(a).

“Observation Period” with respect to any Note surrendered for conversion means:

(a) subject to clause (b) of this definition, if the relevant Conversion Date occurs prior to December 15, 2031, the 50 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date;

(b) if the relevant conversion date occurs on or after the Redemption Notice Date with respect to the Notes pursuant to Article 16 and prior to the close of business on the second Scheduled Trading Day prior to the relevant Redemption Date, the 50 consecutive VWAP Trading Day period beginning on, and including, the 51st Scheduled Trading Day immediately preceding such Redemption Date; and

(c) subject to clause (b) of this definition, if the relevant Conversion Date occurs on or after December 15, 2031, the 50 consecutive VWAP Trading Day period beginning on, and including, the 51st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated February 23, 2026 relating to the offering and sale of the Notes, as supplemented by the related pricing term sheet.

“Officer” means, with respect to any Person, the Chairperson of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, any Vice President, any Executive Vice President, the Controller, the Secretary or any Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate that is delivered to the Trustee and that is signed on behalf of the Company by an Officer of the Company that meets the requirements of Section 17.06 if and to the extent required by the provisions of such Section.

The term “open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion from legal counsel which is reasonably acceptable to the Trustee, that meets the requirements of Section 17.06 if and to the extent required by the provisions of such Section, which opinion may contain customary exemptions and qualifications as to the matters set forth herein. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

The term “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes surrendered for purchase in accordance with Article 15 for which the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b); and

(e) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08 and Notes otherwise required to be cancelled pursuant to Section 2.08.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means that certain Purchase Agreement, dated February 23, 2026, between the Company and the representative of the Initial Purchasers, relating to the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption” means the redemption of any Note by the Company pursuant to Article 16.

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Notice of Redemption to the applicable Holders for such Redemption pursuant to Section 16.02(a).

“Redemption Price” means for any Note to be redeemed pursuant to Article 16, 100% of the principal amount of such Note, plus accrued and unpaid Additional Interest, if any, on such Note to, but not including, the Redemption Date; provided, however, that if the Redemption Date falls after an Interest Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the close of business on such Interest Record Date shall be entitled, notwithstanding such Redemption, to receive, on the relevant Interest Payment Date, the unpaid Additional Interest, if any, that would have accrued on such Note to, but not including, such Interest Payment Date; and (ii) the Redemption Price shall be 100% of the principal amount of such Note.

“Redemption Reference Price” means, for any conversion of Notes in connection with a Redemption, the average of the Last Reported Sale Prices per share of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Notice Date.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Relevant Stock Exchange” means the Nasdaq Global Select Market or, if the Common Stock is not then listed on the Nasdaq Global Select Market, the principal other U.S. national or regional securities exchange on which the Common Stock (or any other security) is then listed.

“Reporting Event of Default” shall have the meaning specified in Section 6.03.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(b).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust office of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(b).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Amount” has the meaning specified in Section 14.02(a).

“Significant Subsidiary” means a Subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.

“Specified Corporate Event” shall have the meaning specified in Section 14.07(a).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, with respect to any specified Person:

(a) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors or comparable governing body of such Person (in the case of a limited liability company, the voting power to elect managers or otherwise control the actions of such limited liability company), is at the time owned or controlled, directly or through another Subsidiary, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are that Person or one or more Subsidiaries of that Person.

“Successor Company” shall have the meaning specified in Section 11.01(a)(i).

“Trading Day” means a day on which:

(a) trading in the Common Stock generally occurs on the Relevant Stock Exchange or, if the Common Stock is not then listed on a Relevant Stock Exchange, on the principal other market on which the Common Stock is then traded; and

(b) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market;

provided, that, if the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained in writing by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such day.

The term “transfer” shall have the meaning specified in Section 2.05(b).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“VWAP Trading Day” means a day on which:

(a) there is no Market Disruption Event; and

(b) trading in the Common Stock generally occurs on the Relevant Stock Exchange.

If the Common Stock is not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a “Business Day.”

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture or in any Note means any Default Interest, Additional Interest and Deferred Additional Interest if, in such context, Default Interest, Additional Interest or Deferred Additional Interest is, was or would be payable pursuant to any of Section 2.03(c), Section 4.06(d), Section 4.06(e), Section 4.06(g) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “0.00% Convertible Senior Notes due 2032.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $805,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid Additional Interest, if any, on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; No Regular Interest, Payments of Additional Interest and Defaulted Amounts.

(a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall not bear regular interest, and the principal amount of Notes will not accrete. Additional Interest on the Notes, if any, shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Interest Record Date with respect to any Interest Payment Date shall be entitled to receive any Additional Interest payable on such Interest Payment Date. Additional Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay, or cause the Paying Agent to pay, Additional Interest, if any:

(i) on any Certificated Notes (A) to Holders holding Certificated Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Certificated Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Paying Agent not later than the relevant Interest Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Note Registrar to the contrary in writing; and

(ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date and will not accrue interest unless Additional Interest was payable with respect to such Defaulted Amounts on the relevant payment date, in which case such Defaulted Amounts shall accrue interest per annum at the rate at which Additional Interest accrues on the Notes (any such interest, “Default Interest”), subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system and the Depositary, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed reasonably satisfactory to the Trustee.

(iii) The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Defaulted Amounts, or with respect to the nature, extent, or calculation of the amount of Defaulted Amounts owed, or with respect to the method employed in such calculation of the Defaulted Amounts.

(d) If the first date on which any Additional Interest begins to accrue on a Global Note is on or after the fifth Business Day before an Interest Record Date and before the next Interest Payment Date, then, notwithstanding anything to the contrary in this Indenture or the Notes, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such Interest Payment Date will not be payable on such Interest Payment Date but will instead be deemed to accrue (without duplication) entirely on such Interest Payment Date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be executed in the name and on behalf of the Company by the manual, electronic or facsimile signature of at least one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes and the documents required under Section 17.06, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder. For the avoidance of doubt, the Trustee shall not be obligated to authenticate a Note hereunder unless and until it has received a Company Order in accordance with the terms hereof.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed by manual signature by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations or procedures as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Note Registrar and the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Paying Agent, the Note Registrar or any co-Note Registrar for any registration of transfer or exchange of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to this Indenture.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(a) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(b) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(b) Every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(b) and Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Issue Date, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF ITRON, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (I) EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH ACQUIRER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES THE

ASSETS OF ANY (A) “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”)) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA, (B) PLAN, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, INDIVIDUAL RETIREMENT ANNUITY OR OTHER ARRANGEMENT THAT IS SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (A) AND (B), PURSUANT TO ERISA OR OTHERWISE, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY SUCH HOLDER WILL NOT CONSTITUTE OR RESULT IN (A) A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (B) A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (II) NONE OF THE ISSUER OR THE INITIAL PURCHASERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, IS ACTING AS A FIDUCIARY, OR PROVIDING ANY INVESTMENT OR OTHER ADVICE, TO SUCH PURCHASER OR TRANSFEREE WITH RESPECT TO THE DECISION TO ACQUIRE OR HOLD THE NOTES (OR ANY COMMON STOCK RECEIVED UPON THE CONVERSION OF THE NOTES), OTHER THAN IN THE CASE OF AN AFFILIATE OF THE INITIAL PURCHASERS PROVIDING ADVICE TO A BENEFIT PLAN INVESTOR WHERE A PROHIBITED TRANSACTION EXEMPTION APPLIES AND ALL THE CONDITIONS FOR EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA AND SECTION 4975 OF THE CODE ARE SATISFIED OR THE TRANSACTION IS NOT OTHERWISE PROHIBITED.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

On any Resale Restriction Termination Date, the Company shall, at its option, deliver to the Trustee a certificate in the form of Exhibit B hereto executed by an Officer of the Company, and upon the Trustee’s receipt of such certificate the restrictive legend required by this Section 2.05(b) shall be deemed removed from any Global Notes representing such Notes without further action on the part of Holders. If the Company delivers such a certificate to the Trustee, the Company shall: (i) notify Holders of the Notes that the restrictive legend required by this Section 2.05(b) has been removed or deemed removed; and (ii) instruct the Depositary to change the CUSIP number for the Notes to the unrestricted CUSIP number for the Notes. It is understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. Notwithstanding anything to the contrary, if such Note is a Global Note and the Depositary requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then for purposes of Section 4.06 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(b) and shall not be assigned a restricted CUSIP number.

The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(b) and shall not be assigned (or deemed assigned) a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures and in compliance with this Section 2.05(b).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as the “Depositary” with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If:

(a) the Depositary (i) notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days or (ii) ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days; or

(b) there has occurred and is continuing an Event of Default and a beneficial owner of any Note requests through the Depositary that its beneficial interest therein be issued in a Certificated Note,

the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (b) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with Applicable Procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Applicable Procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Paying Agent, the Conversion Agent, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or any other Person for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Company nor the Trustee nor any of their respective agents shall have any responsibility or liability for any act or omission of the Depositary. All notices and communications to be given to the Holders and all payments to be made to the Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note). The rights of the beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(c)Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note, or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF ITRON, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE OF THE NOTE UPON THE CONVERSION OF WHICH SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(d) Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by Section 2.05(c).

(e) Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of, or exemptions from, the Securities Act, applicable state securities laws or other applicable law.

(g) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security and/or indemnity satisfactory to the Company, the Trustee or if applicable, the authenticating agent, as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or redemption or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or redemption or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes. Pending the preparation of Certificated Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and upon receipt of a Company Order, the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Converted, Etc.The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, Redemption, registration of transfer or exchange or conversion (subject to the provisions of Section 14.02(j)), if surrendered to the Company or any of the Company’s agents that the Company controls or its Subsidiaries, to be delivered to the Trustee for cancellation in accordance with this Section 2.08 and such Notes shall no longer be considered outstanding for purposes of this Indenture upon their payment at maturity, repurchase upon a Fundamental Change, Redemption, registration of transfer or exchange or conversion (subject to the provisions of Section 14.02(j)). All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures. Except for Notes surrendered for transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver evidence of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notice, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10 Additional Notes; Repurchases.

(a) The Company may, from time to time, without the consent of, or notice to, the Holders, reopen this Indenture and issue additional Notes under this Indenture with the same terms as the Notes issued on the Issue Date (other than differences in the issue date and the issue price of such additional Notes and, if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers. Such Notes issued on the Issue Date and the additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request.

(b) The Company may, to the extent permitted by law and without the consent of or notice to Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall promptly deliver to the Trustee for cancellation any Notes that it or any of its Subsidiaries shall have purchased or otherwise acquired.

Section 2.11 Ranking. The Notes constitute a senior general unsecured obligation of the Company, ranking senior in right of payment to all future indebtedness of the Company that is expressly subordinated in right of payment to the Notes by the terms of such indebtedness and ranking equally in right of payment with all existing and future indebtedness of the Company that is not so subordinated.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 3.01), and the Trustee, at the expense of the Company, shall execute proper instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when:

(i) either:

(A) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or

(B) the Company has deposited with the Trustee or delivered to Holders, as applicable, after all of the outstanding Notes have (i) become due and payable, whether at the Maturity Date, any Redemption Date or any Fundamental Change Repurchase Date, and/or (ii) have been converted (and the related Settlement Amounts have been determined), cash or cash and shares of Common Stock (or if applicable, Reference Property), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all conversions, as the case may be, and pay all other sums due and payable under this Indenture by the Company; and

(ii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 and, if cash or shares of Common Stock shall have been deposited with the Trustee pursuant to Section 3.01(i)(B), Section 4.04 shall survive such satisfaction and discharge.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal, Settlement Amounts and Additional Interest. The Company shall pay or cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion of, and any accrued and unpaid Additional Interest on the Notes on the dates and in the manner provided in the Notes. Principal, Settlement Amounts and Additional Interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 11:00 a.m., New York City time, on the due date money deposited by the Company with the Paying Agent in immediately available funds and designated for and sufficient to pay all principal, Settlement Amounts and Additional Interest then due; provided, that, to the extent such deposit is received by the Paying Agent after 11:00 a.m., New York City time, on any such due date, such deposit will be deemed deposited on the next Business Day. Unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee in writing of any failure to take such action.

Section 4.02 Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for registration of transfer or exchange or for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, however, that the Trustee shall not be deemed an agent of the Company for service of legal process.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby appoints the Trustee as Paying Agent, Note Registrar, Custodian and Conversion Agent and designates the Corporate Trust Office of the Trustee as one such office or agency of the Company. In acting hereunder and in connection with the Notes, the Paying Agent, the Conversion Agent, the Custodian and the Note Registrar shall act solely as agent of the Company and will not assume any fiduciary duty or other obligation towards or relationship of agency or trust for or with any of the beneficial owners or Holders of the Notes.

The Company reserves the right to vary or terminate the appointment of any Note Registrar, Paying Agent or Conversion Agent, and Bid Solicitation Agent; act as the Paying Agent or Bid Solicitation Agent; appoint additional Paying Agents or Conversion Agents; or approve any change in the office through which any Note Registrar or Paying Agent or Conversion Agent acts.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion, and accrued and unpaid Additional Interest, if any, on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion, and accrued and unpaid Additional Interest, if any, on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it shall forthwith pay to the Trustee all sums so held in trust;

provided, that a Paying Agent appointed as contemplated under Section 15.03 shall not be required to deliver any such instrument.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion, and accrued and unpaid Additional Interest, if any, on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), the Settlement Amounts owed on conversion and accrued and unpaid Additional Interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion, or accrued and unpaid Additional Interest, if any, on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Subject to any applicable escheat laws, any money deposited with the Trustee, the Conversion Agent or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion, and accrued and unpaid Additional Interest, if any, on, any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), the Settlement Amounts owed on conversion, or Additional Interest, if any, has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust and the Trustee shall have no further liability with respect to such funds; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee, the Conversion Agent or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05 [Reserved]

Section 4.06 Rule 144A Information Requirement; Reporting; Additional Interest.

(a) At any time that the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issued upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, provide to the Trustee, and upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issued upon conversion of the Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such Common Stock, as the case may be, pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Common Stock, as the case may be, may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or such Common Stock, as the case may be, in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time. The provisions of this Section 4.06(a) shall expire when the restrictive legend on the Notes specified in Section 2.05(b) has been removed.

(b) The Company shall file with the Trustee within 15 days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act or any other relief granted by the Commission), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to the Trustee for purposes of this Section 4.06(b) as of the time such documents are filed via the EDGAR system (or other successor). The “grace period” referred to in the first sentence of this paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period.

(c) Delivery of the reports, information and documents described in Section 4.06(b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the Commission or the Commission’s EDGAR system or any website under this Indenture or participate in any conference calls.

(d) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, (i) the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or (ii) the Notes are not otherwise Freely Tradable, then Additional Interest will accrue on the Notes for each day during the period on which such failure is continuing or such Note is not Freely Tradable. The “grace periods” referred to in the preceding sentence with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period.

(e) Additional Interest will accrue on a Note for each day on which such Note is not Freely Tradable on or after the De-Legending Deadline Date.

(f) Except as provided in Section 4.06(g), any Additional Interest that accrues on a Note pursuant to Section 4.06(d) or Section 4.06(e) will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which Additional Interest accrues and, thereafter, at rate per annum equal to 0.50% of the principal amount thereof. Any Additional Interest that accrues on a note pursuant to Section 4.06(d) or Section 4.06(e) will be in addition to any Additional Interest that accrues on such note pursuant to Section 6.03. Notwithstanding the foregoing, in no event will Additional Interest that may accrue pursuant to Section 4.06(d), together with any Additional Interest that may accrue in the event that the Company elects to pay Additional Interest pursuant to Section 6.03, accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(g) (i) Notwithstanding anything to the contrary in this Indenture or the Notes, but subject to Section 4.06(g)(iii), Additional Interest that accrues on any Note for any period on or after the De-Legending Deadline Date of such Note will accrue, but will not be payable on any Interest Payment Date occurring on or after such De-Legending Deadline Date, unless (x) a Holder or beneficial owner of a Global Note (in the case of a beneficial owner, subject to the satisfactory verification of a beneficial owner’s identity and ownership) has delivered to the Company (with a copy to the Trustee), before the Interest Record Date immediately before such Interest Payment Date, a written notice demanding payment of Additional Interest; or (y) the Company, in its sole and absolute discretion, elects, by sending notice of such election to Holders (with a copy to the Trustee) before such Interest Record Date, to pay such Additional Interest on such Interest Payment Date (any such accrued and unpaid Additional Interest that, in compliance with the foregoing, is not paid on such Interest Payment Date, “Deferred Additional Interest”).

(ii) Each reference in this Indenture or the Notes to any accrued Additional Interest (including in the definitions of the Redemption Price and Fundamental Change Repurchase Price) includes, to the extent applicable, and without duplication, any Deferred Additional Interest.

(iii) Once any accrued and unpaid Additional Interest becomes payable on an Interest Payment Date (whether as a result of the delivery of a written notice pursuant to Section 4.06(g)(i) or, if earlier, the Company’s election to pay the same), Additional Interest will thereafter not be subject to deferral pursuant to Section 4.06(g)(i). Notwithstanding anything to the contrary in the Indenture or the Notes, all accrued and unpaid Additional Interest, if any, will be paid on the Interest Payment Date occurring on the Maturity Date of the Notes, and no portion thereof may be deferred. For the avoidance of doubt, the failure to pay any accrued and unpaid Additional Interest pursuant to Section 4.06(d) or Section 4.06(e) on an Interest Payment Date will not constitute a Default or an Event of Default under this Indenture or the Notes if such payment is deferred in accordance with Section 4.06(g)(i). Otherwise, such a failure to pay will be subject to Section 6.01(a). The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) will be in addition to any Additional Interest that may accrue as a result of the Company’s election pursuant to Section 6.03.

(h) If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company will send notice to the Holder of each Note (with a copy to the Trustee) of the commencement and termination of any period in which Additional Interest accrues on such Notes, except that no such notice is required in respect of any Additional Interest that is deferred in accordance with Section 4.06(g)(i).

(i) If Additional Interest or Deferred Additional Interest is payable by the Company pursuant to Section 4.06(d), Section 4.06(e) or Section 6.03, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest and/or Deferred Additional Interest that is payable and (ii) the date on which such Additional Interest and/or Deferred Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest or Deferred Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment. The Trustee shall have no obligation to determine whether Additional Interest is payable or if Deferred Additional Interest is accruing on the Notes.

Section 4.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.08 Compliance Certificate; Statements as to Defaults.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year (beginning with the year ending December 31, 2026), an Officer’s Certificate stating whether the signer thereof has knowledge of any Default that occurred during the previous year and is then continuing, if so, specifying each such failure and the nature thereof.

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee an Officer’s Certificate within 30 days after an Officer of the Company becomes aware of the occurrence of any event that would constitute a Default or Event of Default, specifying each such event, the status thereof and what action the Company is taking or proposes to take with respect thereto; provided, however, that the Company will not be required to provide such Officer’s Certificate at any time after such Default is cured or waived.

Section 4.09 Further Instruments and Acts. Upon request of the Trustee, the Paying Agent or the Conversion Agent, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10 No Rights as Stockholders. Holders of Notes, as such, will not have any rights as stockholders of the Company (including voting rights and rights to receive any dividends or other distributions on Common Stock).

ARTICLE 5

[RESERVED]

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a) default in any payment of Additional Interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon Redemption, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, if such failure continues for a period of three Business Days following the due date for the delivery thereof;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) or notice of a specified corporate transaction in accordance with Section 14.01(b)(ii) or (iii) or a Make-Whole Fundamental Change Company Notice in accordance with Section 14.03(b), and, in each case, such failure continues for five days;

(e) failure by the Company to comply with its obligations under Article 11;

(f) failure by the Company to perform any other covenants or agreements contained in this Indenture, which failure shall not have been remedied, or provision deemed to be adequate for the remedying thereof shall not have been made, for a period of 60 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes of such series then outstanding;

(g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary of the Company in an aggregate principal amount of $100,000,000 or more whether such indebtedness exists as of the Issue Date or shall thereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such failure to pay or default having been cured or waived, or such acceleration having been rescinded or annulled, which continues for a period of 30 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by holders of 25% or more in aggregate principal amount of the Notes then outstanding;

(h) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company, any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would have constituted a Significant Subsidiary in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company, of any of its Significant Subsidiary or of any group of its Subsidiaries that, taken together, would have constituted a Significant Subsidiary or of substantially all the property of the Company, any such Significant Subsidiary or any such group of Subsidiaries or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(i) the commencement by the Company, any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would have constituted a Significant Subsidiary of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company, any such Significant Subsidiary or any such group of Subsidiaries to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company, any of its Significant Subsidiary or any group of its Subsidiaries that, taken together, would have constituted a Significant Subsidiary to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company, any such Significant Subsidiary or any such group of Subsidiaries or of substantially all the assets of the Company, such Significant Subsidiary or such group of Subsidiaries, as applicable, or the making by it of an assignment for the benefit of creditors, or the taking of comparable corporate action by the Company, such Significant Subsidiary or such group of Subsidiaries under any foreign laws; or

(j) the Common Stock (or other Common Stock underlying the Notes) ceases to be listed or admitted or approved for trading on any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors), unless re-listed or re-quoted within one business day of such Common Stock ceasing to be listed or quoted, and other than in connection, and substantially contemporaneously, with a Fundamental Change described in clause (a), (b) or (c) of such definition.

Section 6.02 Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) solely with respect to the Company and not with respect to any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would have constituted a Significant Subsidiary of the Company), either the Trustee by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may, and the Trustee, at the written request of such Holders, shall declare 100% of the principal of, and accrued and unpaid Additional Interest, if any, on, all the Notes to be due and payable immediately (it being understood, for the avoidance of doubt, that if such Event of Default is not continuing at the time such notice is provided (that is, such Event of Default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately), and upon any such declaration the same shall become and shall be immediately due and payable. In the case of an Event of Default specified in Section 6.01(h) or Section 6.01(i) solely with respect to the Company and not with respect to any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would have constituted a Significant Subsidiary of the Company, 100% of the principal of, and accrued and unpaid Additional Interest, if any, on, all Notes shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid Additional Interest, if any, upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with Additional Interest, if any, on overdue installments of accrued and unpaid Additional Interest, if any, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03 Additional Interest in Lieu of Reporting Default. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) (such an Event of Default, a “Reporting Event of Default”) shall, after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Reporting Event of Default first occurred and ending on the earlier of (x) the date on which such Reporting Event of Default is cured or validly waived in accordance with this Indenture and (y) the 180th day immediately following, and including, the date on which such

Reporting Event of Default first occurred; and (ii) if such Reporting Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Reporting Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such Reporting Event of Default first occurred and ending on the earlier of (x) the date on which the Reporting Event of Default is cured or validly waived and (y) the 360th day immediately following, and including, the date on which such Reporting Event of Default first occurred (in addition to any Additional Interest that may accrue pursuant to Section 4.06(d) or Section 4.06(e), but subject to the provision described in the following paragraph). For the avoidance of doubt, the first 180-day period described in this Section 6.03 shall not commence until expiration of the 60 day period referenced in Section 6.01(f).

In no event shall Additional Interest payable at the Company’s election for failure to comply with its obligations set forth in Section 4.06(b) as set forth in this Section 6.03, together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), pursuant to Section 4.06(d), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. The “grace periods” referred to in the preceding sentence with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period.

If the Company elects to pay Additional Interest pursuant to this Section 6.03, such Additional Interest shall be payable on the Interest Payment Dates and will accrue on all Notes then outstanding from, and including, the date on which the Reporting Event of Default first occurs to, but not including, the 361st day thereafter (or such earlier date on which such Reporting Event of Default is cured or waived by the Holders of a majority in principal amount of the Notes then outstanding). On the 361st day after such Reporting Event of Default (if the Reporting Event of Default is not cured or waived prior to such 361st day), such Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following a Reporting Event of Default in accordance with this Section 6.03, or the Company elects to make such payment but does not pay the Additional Interest when due, the Notes shall immediately be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, the provisions of this Section 6.03 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.

In order to elect to pay Additional Interest as the sole remedy during the 360 days after the occurrence of a Reporting Event of Default, the Company must notify (in the case of the Trustee and Paying Agent, in an Officer’s Certificate (consistent with Section 4.06(h)) the Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) of such election on or before the close of business on the date on which such Reporting Event of Default first occurs (which, for the avoidance of doubt, shall not commence until the notice described in Section 6.01(f) has been given, and the related 60-day period described in Section 6.01(f) has passed). Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in Section 6.01(a), (b) or (c) shall have occurred and the Notes have become due and payable pursuant to Section 6.02, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), satisfaction of the Conversion Obligation with respect to all Notes that have been converted, and Additional Interest, if any, will not accrue on such overdue amount unless Additional Interest was payable at such time, in which case, Additional Interest will accrue interest at the rate at which Additional Interest accrues on the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company, or in the event of any other judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid Additional Interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver, rescission or annulment pursuant to Section 6.09 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05 Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: to the payment of all amounts due the Trustee, including its agents and counsel, under this Indenture;

SECOND: to the payment of (i) the amounts then due and unpaid on the Notes for principal, the Redemption Price (if applicable), the Fundamental Change Repurchase Price (if applicable), and/or satisfaction of the Conversion Obligation with respect to all Notes that have been converted, and (ii) interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD: to the Company.

Section 6.06 Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest, if any, when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(c) such Holders have offered the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability, claim or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of such security or indemnity; and

(e) the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders. For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the contractual right to institute suit for the enforcement of any payment of (x) principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon the conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, and such contractual right shall not be impaired or affected without the consent of such Holder.

Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. The Trustee may maintain a proceeding even if it does not possess the Notes or does not produce the Notes in the proceeding.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders.

(a) The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture, it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability. Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification and/or security satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

(b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and rescind any acceleration with respect to the Notes and its consequences hereunder except:

(i) a default in the payment of the principal (including any Redemption Price and Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes;

(ii) a failure by the Company to deliver the consideration due upon conversion of the Notes; or

(iii) with respect to any other provision that requires the consent of each affected Holder pursuant to Section 10.02 to amend;

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (other than the nonpayment of the principal of and interest, if any, on the Notes that have become due solely by such declaration of acceleration) have been cured or waived and all amounts owing to the Trustee have been paid.

Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to all Holders as the names and addresses of such Holders appear upon the Note Register notice of such Default within 90 days after it obtains actual knowledge of such Default. Except in the case of a Default in the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, if any, on any Note or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the payment or delivery of consideration due upon conversion.

Section 6.12 Certain Provisions Relating to Waiver and Cure of Defaults. For the avoidance of doubt, and without limiting the manner in which any Default can be cured, (a) a Default consisting of a failure to send a notice in accordance with the terms of this Indenture will be cured upon the sending of such notice; (b) a Default in making any payment on (or delivering any other consideration in respect of) any Note will be cured upon the delivery, in accordance with this Indenture, of such payment (or other consideration) together, if applicable, with Default Interest thereon; and (c) a Default that is (or, after notice, passage of time or both, would be) a Reporting Event of Default will be cured upon the filing of the relevant report(s) giving rise to such Default. In addition, for the avoidance of doubt, (i) if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default; (ii) the cure of any Event of Default will not affect any acceleration that has occurred before such cure; and (iii) the cure of any Reporting Event of Default will not affect the accrual of any Additional Interest before such cure. Nothing in the immediately preceding two sentences will constitute a waiver of, or in any way limit, the right of the Trustee or any Holder to institute suit for any damages incurred as a result of any Default, even if such Default is subsequently cured.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01 Duties and Responsibilities of Trustee.

(a) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(b) In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Article 8 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not reasonably assured to it.

(d) Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01 and Section 7.02.

Section 7.02 Certain Rights of the Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, judgment, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through duly authorized agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g) the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture;

(h) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be responsible or liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(i) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;

(j) in no event shall the Trustee be liable or responsible for any special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Default or Event of Default under Section 6.01(a) or (b) of this Indenture has occurred or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office and such notice references the Notes, the Company and this Indenture and states that it is a notice of Default or Event of Default;

(l) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (if other than the Trustee) or any records maintained by any co-Note Registrar with respect to the Notes;

(m) whenever in the administration of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate;

(n) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(o) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; the rights and protections afforded to the Trustee under this Indenture, including, without limitation, its right to be indemnified, shall also be afforded to the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, in its capacities as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder;

(p) if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability, claim and expense which might be incurred by it in compliance with such request or direction;

(q) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(r) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 7.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04 Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, the Custodian, the Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or the Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Custodian, Bid Solicitation Agent or Note Registrar.

Section 7.05 Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or as expressly provided herein. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the

Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ and including costs in connection with enforcement of its right to indemnity hereunder) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct (as adjudicated in a final non-appealable decision by a court of competent jurisdiction). The Company also covenants and agrees to indemnify the Trustee (which for purposes of this Section 7.06 shall include its officers, directors, employees, agents successors and assigns) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and reasonable out-of-pocket attorneys’ fees, incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents, employees, successors or assigns, or such agent or authenticating agent, as the case may be (as adjudicated in a final non-appealable decision by a court of competent jurisdiction), and arising out of or in connection with the acceptance or administration of this Indenture and the enforcement of this Indenture (including this Section 7.06) or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim or enforcing the Company’s obligations hereunder (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be made expressly subordinate to any other liability or indebtedness of the Company and to secure the Company’s payment obligations under this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as the Trustee, other than money or property held in trust to pay principal of and interest, if any, on particular Notes. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, final payment of the Notes and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and any successor Trustee hereunder.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration for purposes of priority under any bankruptcy, insolvency or similar laws.

Section 7.07 [Reserved]

Section 7.08 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09 Resignation or Removal of Trustee. The Trustee may at any time resign by giving 30 days prior written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 7.13 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months (or such shorter period of time as shall have elapsed since the date of this Indenture);

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or such shorter period of time as shall have elapsed since the date of this Indenture) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction, at the expense of the Company, for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time, with 30 days prior written notice to the Trustee and the Company, remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after removal of the Trustee by the Holders, the Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon (i) payment of all fees and expenses owing to the Trustee and (ii) acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such pursuant to this Indenture, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11 Succession by Merger, Etc.Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates of authentication shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the date of effectiveness in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest, if any, on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or any Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

[RESERVED]

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. Notwithstanding Section 10.02, without the consent of any Holder, the Company and the Trustee may amend or supplement this Indenture and the Notes to:

(a) cure any ambiguity or omission or to correct or supplement any provision contained in this Indenture or the Notes which may be defective or inconsistent with any other provision in this Indenture or the Notes in a manner that does not adversely affect any Holder in any material respect as set forth in an Officer’s Certificate;

(b) provide for the assumption by a Successor Company of the obligations of the Company under this Indenture or the Notes in accordance with Article 11;

(c) add guarantees with respect to the Notes;

(d) secure the Notes or guarantees that may be added;

(e) increase the Conversion Rate of the Notes;

(f) irrevocably select a Cash Percentage with respect to conversions of Notes; provided, however, that no such election shall affect any Cash Percentage theretofore elected (or deemed to be elected) with respect to any Note pursuant to the provisions of Section 14.02;

(g) add to the covenants of the Company or Events of Default for the benefit of the Holders or make changes that would provide additional rights to Holders or surrender any right or power conferred upon the Company;

(h) make any change that does not adversely affect the rights of any Holder, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors delivered to the Trustee;

(i) in connection with any Specified Corporate Event, provide that the Notes are convertible into Reference Property, subject to Section 14.02 and Section 14.07, and make certain related changes to the terms of this Indenture and the Notes to the extent expressly required by this Indenture;

(j) evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture as set forth in an Officer’s Certificate;

(k) conform the provisions of this Indenture or the Notes to the “Description of notes” section of the Offering Memorandum; or

(l) provide for the issuance of additional Notes in accordance with Section 2.10(a).

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such amendment, supplement or waiver, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may enter into any amendment, supplement or waiver that adversely affects the Trustee’s own rights, duties, privileges, liabilities or immunities under this Indenture or otherwise.

Any amendment, supplement or waiver to this Indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures with Consent of Holders. Except as provided in Section 10.01 and in this Section 10.02, the Company and the Trustee may from time to time and at any time amend or supplement this Indenture and the Notes with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) and any past or existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal (including any Redemption Price or Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded, and (ii) a Default or Event of Default as a result of a failure by the Company to deliver the consideration due upon conversion of the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes); provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of Additional Interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(e) impair or adversely affect the right of Holders to convert Notes or otherwise modify the provisions with respect to conversion, or reduce the Conversion Rate (subject to such modifications as are required under this Indenture);

(f) reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g) make any Note payable in a money, or at a place of payment, other than that stated in the Note;

(h) change the ranking of the Notes;

(i) impair or affect the right of any Holder to institute suit for the enforcement of any payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, or the consideration due upon conversion of, such Holder’s Notes, on or after the respective due dates expressed or provided for in such Holder’s Notes or in this Indenture; or

(j) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions (including in Section 6.09).

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amendment, supplement or waiver.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver of this Indenture. It shall be sufficient if such Holders approve the substance thereof. After any such amendment, supplement or waiver becomes effective, the Company shall send to the Holders (with a copy to the Trustee) a notice briefly describing such amendment, supplement or waiver, unless a Current Report on Form 8-K (or successor form thereto) is filed by the Company describing the amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 10.03 Effect of Amendment, Supplement and Waiver. Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article 10 may, at the Company’s request and expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) upon receipt of a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05 Evidence of Compliance of Amendment, Supplement or Waiver to Be Furnished to Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive and may rely on an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplement or waiver to this Indenture executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Indenture and, with respect to such Opinion of Counsel, that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ARTICLE 11

CONSOLIDATION, MERGER AND SALE

Section 11.01 Company May Consolidate, Etc. on Certain Terms.

(a) The Company shall not (i) consolidate with or merge with or into or otherwise combine with another Person, or (ii) sell, lease or otherwise transfer or dispose of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, to another Person (other than, in the case of this clause (ii), one or more of the Company’s Wholly Owned Subsidiaries), unless:

(i) the Company is the surviving corporation or the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Successor Company expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and this Indenture;

(ii) the Company delivers an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent relating to such consolidation, merger or combination, or such sale, lease, transfer or disposition of assets, have been complied with and that such consolidation, merger, combination, sale, lease, transfer or disposition complies with the terms of this Indenture; and

(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

(b) Upon any such consolidation, merger, combination or sale, lease or other transfer or disposition and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, and accrued and unpaid Additional Interest, if any, on, all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Notes to be performed by the Company, such Successor Company shall succeed to, and may exercise every right and power of and be substituted for, the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture, except in the case of a lease of all or substantially all assets. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, combination or sale, transfer or disposition (but not in the case of a lease), upon compliance with this Article 11, the Person named as the “Company” in the first paragraph of this Indenture shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

(c) No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid Additional Interest, if any, on, or the payment or delivery of consideration due upon conversion of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any of its successor corporations or other entities, either directly or through the Company or any of its successor corporations or other entities, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes. By accepting a Note, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the Notes.

ARTICLE 13

[RESERVED]

ARTICLE 14

CONVERSION OF NOTES

Section 14.01 Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of such Note:

(i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding December 15, 2031 under the circumstances and during the periods set forth in Section 14.01(b); and

(ii) on or after December 15, 2031, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date;

in each case, at an initial conversion rate of 8.0793 shares of Common Stock (subject to adjustment as provided in Section 14.04 and, if applicable, Section 14.03, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding December 15, 2031, a Holder may surrender all or any portion of its Notes (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) for conversion at any time during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures and conditions described in this Section 14.01(b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day, subject to compliance with the following procedures and conditions concerning the Bid Solicitation Agent’s obligation to make a Trading Price determination.

(A) The Bid Solicitation Agent (if other than the Company) shall have no obligation to solicit the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such solicitation in writing, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of at least $1,000,000 in aggregate principal amount of Notes requests in writing that the Company makes such a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) in writing to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of the Notes beginning on the Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day. At such time as the Company shall direct the Bid Solicitation Agent (if other than the Company) in writing to solicit the bid quotations, the Company shall provide the Bid Solicitation Agent with the names and contact details of the three independent nationally recognized securities dealers the Company selects for this purpose, and the Company shall direct those securities dealers to provide bids to the Bid Solicitation Agent in accordance with the definition of “Trading Price.”

(B) If the Trading Price condition has been met, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day, the Company shall promptly so notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(C) If the Company does not, when it is required to, instruct the Bid Solicitation Agent to (or, if the Company is acting as Bid Solicitation Agent, it does not) obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination (or, if the Company is acting as Bid Solicitation Agent, it fails to make such determination), then, in either case, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.

(ii) If, prior to the close of business on the Business Day immediately preceding December 15, 2031, the Company elects to:

(A) issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan in connection with the initial adoption by the Company, so long as such rights have not separated from the shares of Common Stock and are not exercisable until the occurrence of a triggering event) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets or securities or rights, options or warrants to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company shall notify in writing all Holders of the Notes and the Trustee (and the Conversion Agent, if other than the Trustee) at least 60 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Holders may surrender all or any portion of their Notes (that is $1,000 in principal amount or an integral multiple of $1,000 in excess thereof) for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place.

No Holder may convert any of its Notes pursuant to this Section 14.01(b)(ii) if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of Common Stock and as a result of holding the Notes, without having to convert its Notes, as if it held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii) If, prior to the close of business on the Business Day immediately preceding December 15, 2031:

(A) a transaction or event that constitutes a Fundamental Change occurs;

(B) a transaction or event that constitutes a Make-Whole Fundamental Change occurs; or

(C) the Company is a party to a Specified Corporate Event (other than a Specified Corporate Event that is solely for the purpose of changing the Company’s jurisdiction of organization that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), in each case, pursuant to which the Common Stock would be converted into cash, stock, other securities or other property or assets (including any combination thereof), then, in each case, a Holder may surrender all or any portion of its Notes (that is $1,000 in principal amount or an integral multiple of $1,000 in excess thereof) for conversion at any time from or after the open of business on the Business Day immediately following the day the Company gives notice of such transaction until the earlier of (i) the close of business on the 35th Trading Day after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change (other than a Fundamental Change for which the Company validly invokes the Adequate Cash Conversion Provisions), until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date and (ii) the second Scheduled Trading Day immediately preceding the Maturity Date.

The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the effective date of any such transaction no later than the Business Day after such effective date (but the Company will in no event be required to deliver such notice before such effective date).

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

(iv) Prior to the close of business on the Business Day immediately preceding December 15, 2031, a Holder may surrender all or any portion of its Notes (that is $1,000 in principal amount or an integral multiple of $1,000 in excess thereof) for conversion at any time during any calendar quarter commencing after the calendar quarter ending on

June 30, 2026 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company shall determine whether the Notes are convertible because the Last Reported Sale Price condition has been met and provide written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(v)

(A) If the Company calls any Note for Redemption pursuant to Article 16, the Holder may convert such Note (or a portion thereof) called for Redemption at any time from, and including, the Redemption Notice Date until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date, or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price. If the Company has designated a Redemption Date pursuant to Article 16, a Holder that complies with the requirements for conversion described herein shall be deemed to have delivered a notice of its election not to have its Notes so redeemed.

(B) If the Company elects to redeem less than all of the outstanding Notes pursuant to Article 16, and the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, before the close of business on the 51st Scheduled Trading Day immediately before the related Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption (and, as a result thereof, convertible in accordance with the provisions of this Indenture), then such Holder or owner, as applicable, shall be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Scheduled Trading Day immediately preceding such Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, shall be entitled to convert such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for, and each such conversion shall be deemed to be of a Note called for Redemption for the purposes of this Section 14.01(b)(v), Section 14.03 and Section 16.01.

Section 14.02 Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, to the converting Holder, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election, in respect of the remainder, if any, of its Conversion Obligation in excess of the aggregate principal amount of the Notes being converted. Upon conversion, the Company shall pay or deliver, as the case may be, to Holders in respect of each $1,000 principal amount of Notes being converted (a “Settlement Amount”) equal to the sum of the Daily Settlement Amounts for each of the 50 VWAP Trading Days during the relevant Observation Period for such Note, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 14.02(i), as set forth in this Section 14.02.

(i) All conversions of Notes (a) for which the relevant Conversion Date occurs on or after December 15, 2031, (b) occurring after a Redemption Notice Date and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date, and (c) following the Company’s Irrevocable Election Notice pursuant to Section 14.02(a)(ii), in each case, shall be settled using the same Cash Percentage. Except for (a) any conversions for which the relevant Conversion Date occurs on or after December 15, 2031, (b) any conversions of Notes called for Redemption pursuant to Section 16.01 occurring after a Redemption Notice Date and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date, and (c) any conversion following the Company’s Irrevocable Election Notice pursuant to Section 14.02(a)(ii), the Company shall use the same Cash Percentage for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Cash Percentage with respect to conversions with different Conversion Dates.

(ii) If the Company elects to settle all or a portion of the Conversion Obligation in excess of the principal portion of the Notes being converted in cash, the Company shall deliver notice to Holders so converting, the Trustee and the Conversion Agent (if other than the Trustee) of such election no later than the close of business on the Trading Day immediately following the related Conversion Date, or in the case of any conversions for which the relevant Conversion Date occurs after December 15, 2031, no later than December 15, 2031, or in the case of any conversion of Notes called for Redemption pursuant to Section 16.01 occurring on or after a Redemption Notice Date and prior to the close of business on the second Scheduled Trading Day immediately preceding the relevant Redemption Date, in the Notice of Redemption (which, in the case of a partial redemption, the Company will send simultaneously to all holders of notes not called for Redemption) and the Company shall indicate in such notice the Cash Percentage. If the Company does not elect a Cash Percentage prior to the deadline set forth in the preceding sentence, the Company shall no longer have the right to elect a Cash Percentage with respect to that Conversion Date or during such period and the Company shall settle its Conversion Obligation by paying cash in respect of the principal portion of the converted Notes and delivering shares of Common Stock in respect of the remainder, if any, of its Conversion Obligation in excess of the aggregate principal portion of the Notes being converted. By notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, prior to the close of business on the Scheduled Trading Day immediately preceding December 15, 2031, at its option, irrevocably elect (an “Irrevocable Election Notice”) to satisfy its Conversion Obligations in excess of the principal portion of the Notes submitted for conversion subsequent to the date of the Irrevocable Election Notice through a Cash Percentage of 0 percent for each $1,000 principal amount of Notes. If the Company makes an Irrevocable Election Notice, the Company shall, after the date of such election, either post the election on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with the Commission.

(iii) If more than one Note shall be surrendered for conversion at any one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(iv) The Daily Settlement Amounts (if applicable), the Daily Net Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading Day of the related Observation Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Net Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts, the Daily Net Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) (i) To convert a beneficial interest in a Global Note (which conversion is irrevocable), the holder of such beneficial interest must:

(A) comply with the Applicable Procedures;

(B) if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 14.02(d) and Section 14.02(e); and

(C) if required, pay funds equal to any Additional Interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g); and

(ii) To convert a Certificated Note, the Holder must:

(A) complete, sign (by manual, electronic or facsimile signature) and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile or delivery by electronic mail of a pdf thereof) (a “Notice of Conversion”) at the Corporate Trust Office or the office of the Conversion Agent (if other than the Trustee) and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligations to be registered, and surrender such Note to the Conversion Agent at the Corporate Trust Office or the office of the Conversion Agent (if other than the Trustee);

(B) if required, furnish appropriate endorsements and transfer documents;

(C) if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 14.02(d) and Section 14.02(e); and

(D) if required, pay funds equal to any Additional Interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g).

The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion or, if notice on such date is not feasible given the nature of the conversion, promptly thereafter.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date. If the Company has designated a Redemption Date pursuant to Section 16.02, a Holder that complies with the requirements for conversion set forth in this Section 14.02(b) shall be deemed to have delivered a notice of its election not have its Notes so redeemed.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 14.02(b).

Subject to the next paragraph and the provisions of Section 14.03(b) and Section 14.07(a), the Company shall pay and deliver, as the case may be, the Settlement Amount due in respect of the Conversion Obligation to converting Holders on the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period.

If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Certificated Note shall be surrendered for partial conversion, in $1,000 principal amount or an integral multiple of $1,000 in excess thereof, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion of such Note, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian of the Global Note at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g) Upon conversion of a Note, the converting Holder shall not receive any separate cash payment representing accrued and unpaid Additional Interest, if any, except as set forth in the paragraph below. The Company’s payment or delivery, as the case may be, of the Settlement Amount upon conversion of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid Additional Interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid Additional Interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited. Upon a conversion of Notes, accrued and unpaid Additional Interest, if any, shall be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if Notes are converted after the close of business on an Interest Record Date for the payment of Additional Interest, if any, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes at the close of business on such Interest Record Date shall receive the full amount of Additional Interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Interest Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of Additional Interest, if any, payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Interest Record Date); provided that no such payment need be made:

(i) if the Notes are surrendered for conversion following the Interest Record Date immediately preceding the Maturity Date;

(ii) if the Notes surrendered for conversion are subject to Redemption by the Company on a Redemption Date that is after an Interest Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date;

(iii) if the Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iv) to the extent of any Additional Interest or overdue interest, if any Additional Interest or overdue interest exists at the time of conversion with respect to such Note.

For the avoidance of doubt, all Holders as of the close of business on the Interest Record Date immediately preceding the Maturity Date, any Redemption Date as described in clause (ii) above, and any Fundamental Change Repurchase Date shall receive and retain the full Additional Interest, if any, payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Interest Record Date.

(h) The Person in whose name any shares of Common Stock delivered upon conversion is registered shall become the holder of record of such shares as of the close of business on the last VWAP Trading Day of the relevant Observation Period. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Settlement Amount due upon conversion and (b) in the case of a conversion between an Interest Record Date and the corresponding Interest Payment Date, the Holder as of the close of business on such Interest Record Date shall have the right to receive the Additional Interest payable on such Interest Payment Date, in accordance with Section 14.02(g).

(i) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion in an amount based on the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period. For each Note surrendered for conversion, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional share remaining after such computation shall be paid in cash.

(j) Upon surrender by a Holder of its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the surrender, on or prior to the second Business Day immediately following the relevant Conversion Date, of such Notes to a financial institution designated by the Company (the “Designated Financial Institution”) for exchange in lieu of conversion by the Company. In order to accept any Notes surrendered to the Company for conversion, the Designated Financial Institution must agree to timely deliver, in exchange for such Notes, cash or a combination of cash and shares of Common Stock, at the Company’s election, that would otherwise be due upon conversion, all as provided in Section 14.02(a) (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Business Day immediately following the relevant

Conversion Date, notify in writing the Holder surrendering Notes for conversion, the Trustee and the Conversion Agent (if other than the Trustee) that the Company has made an Exchange Election and shall notify the Designated Financial Institution of the forms and amounts of consideration the Company has elected with respect to such conversion and the relevant deadline for delivery of the relevant Conversion Consideration.

If the Designated Financial Institution accepts any such Notes, it will pay and/or deliver, as the case may be, the cash or a combination of cash and shares of Common Stock due upon conversion to the Conversion Agent, and the Conversion Agent shall pay and/or deliver such cash or cash and shares of Common Stock to such Holder that would otherwise be due upon conversion as described in Section 14.02. If the Designated Financial Institution agrees to accept any Notes for exchange but does not timely deliver the related Conversion Consideration, or if such Designated Financial Institution does not accept the Notes for exchange, the Company shall convert the Notes and deliver the relevant Conversion Consideration as described in Section 14.02.

The Company’s designation of a Designated Financial Institution does not require such Designated Financial Institution to accept any Notes. The Company may, but shall not be obligated to, enter into a separate agreement with any Designated Financial Institution that would compensate it for any such transaction.

The Company, the Conversion Agent and the Holders surrendering their Notes for conversion will cooperate to cause such Notes to be delivered to the Designated Financial Institution and the Conversion Agent shall be entitled to conclusively rely on the Company’s instructions in connection with effecting any Exchange Election and shall have no liability for any such Exchange Election made outside of its control.

Any Notes exchanged by the Designated Financial Institution shall remain outstanding, notwithstanding the surrender of such Notes and will be subject to the Applicable Procedures.

Section 14.03 Increase in Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption.

(a) (i) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (ii) if the Company delivers a Notice of Redemption with respect to any or all of the Notes pursuant to Article 16 and, in either case, a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or Notice of Redemption, the Company shall, under the circumstances described in this Section 14.03, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 14.03. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion (or, in the case of a Global Note, the relevant notice of conversion in accordance with the Applicable Procedures) is received by the Conversion Agent during the period from the open of business on the Effective Date of the Make-Whole Fundamental Change to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of (i) a Make-Whole Fundamental Change that would have been a Fundamental Change but for (x) the proviso in clause (b) of the definition thereof or (y) the Adequate Cash Conversion Provisions and (ii) any Event of Default described in Section 6.01(j), the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). A conversion of Notes called for Redemption pursuant to Section 16.01 shall be deemed for these purposes to be “in connection with” a Notice of Redemption if the relevant Conversion Date occurs during the period from the open of business on the Redemption Notice Date to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price. For the avoidance of doubt, the Company shall increase the Conversion Rate pursuant to this Section 14.03 in connection with a Notice of Redemption only with respect to conversions of Notes called (or deemed called, as provided in Section 14.01(b)(v)(B)) for Redemption, and not of Notes not called (and not deemed called) for Redemption. Accordingly, if the Company elects to redeem less than all of the outstanding Notes pursuant to Article 16, Holders of Notes not called for Redemption shall not be entitled to an increased Conversion Rate for conversions of such Notes.

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or a Notice of Redemption, the Company shall satisfy its Conversion Obligation in accordance with Section 14.02 (after giving effect to any increase in the Conversion Rate required by this Section 14.03); provided, however, that, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to (i) the Conversion Rate (including any increase in the Conversion Rate required by this Section 14.03), multiplied by (ii) such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change and, no later than five Business Days after such Effective Date, issue a press release announcing such Effective Date, disclose the Effective Date in a Current Report on Form 8-K or post the Effective Date on the Company’s website (the “Make-Whole Fundamental Change Company Notice”).

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on (i) (x) in the case of a Make-Whole Fundamental Change, the date on which the Make-Whole Fundamental Change occurs or becomes effective or, (y) in the case of a Redemption, the Redemption Notice Date (the “Effective Date”) and (ii)(x) in the case of a Make-Whole Fundamental Change, the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change, as provided for in Section 14.03(c), or, (y) in the case of a Redemption, the Redemption Reference Price (the “Stock Price”). If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five Trading Day period.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e) The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$95.21	$110.00	$123.77	$145.00	$160.91	$200.00	$225.00	$250.00	$300.00	$350.00	$400.00	$450.00	$500.00
February 26, 2026	2.4237	1.7834	1.3654	0.9282	0.7056	0.3717	0.2493	0.1669	0.0717	0.0266	0.0067	0.0003	0.0000
March 15, 2027	2.4237	1.7834	1.3654	0.9185	0.6886	0.3501	0.2292	0.1494	0.0599	0.0198	0.0037	0.0000	0.0000
March 15, 2028	2.4237	1.7834	1.3483	0.8757	0.6425	0.3089	0.1943	0.1210	0.0429	0.0111	0.0008	0.0000	0.0000
March 15, 2029	2.4237	1.7745	1.2863	0.8005	0.5679	0.2494	0.1468	0.0845	0.0237	0.0033	0.0000	0.0000	0.0000
March 15, 2030	2.4237	1.6859	1.1687	0.6743	0.4501	0.1672	0.0864	0.0422	0.0062	0.0000	0.0000	0.0000	0.0000
March 15, 2031	2.4237	1.4903	0.9315	0.4472	0.2568	0.0621	0.0219	0.0056	0.0000	0.0000	0.0000	0.0000	0.0000
March 15, 2032	2.4237	1.0116	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price or Effective Date may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates in the table above, as applicable, based on a 365- or 366-day year, as the case may be;

(ii) if the Stock Price is greater than $500.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $95.21 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 10.5030 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f) Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to (i) the Conversion Rate, multiplied by (ii) the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all, or substantially all, shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, or any share split or combination of the type described in this clause (a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the exercise or expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b);

(ii) rights issued under a stockholder rights plan (except as set forth in this Section 14.04(c));

(iii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d);

(iv) any dividends and distributions in connection with a Specified Corporate Event described in Section 14.07; and

(v) Spin-Offs as to which the provisions set forth in this Section 14.04(c) shall apply

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property, or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	.the fair market value (as determined by the Board of Directors) of the Distributed Property so distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Ex-Dividend Date for such Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date the Board of Directors determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of the Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made:

(A) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(B) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(i)	a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(ii)	a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then:

(A) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made; and

(B) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase made pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the Expiration Date of any tender or exchange offer is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date of such tender or exchange offer to, and including, last Trading Day of such Observation Period.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected. For the avoidance of doubt, for purposes of this Section 14.04(e), the term “tender offer” is used as such term is used in the Exchange Act and the term “exchange offer” means an exchange offer that constitutes a tender offer.

(f) Notwithstanding anything to the contrary in this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date pursuant to Section 14.02(h) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) All calculations and other determinations under this Article 14 shall be made by the Company and all adjustments to the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in an increase or decrease of at least 1.0% to the Conversion Rate. However, the Company shall carry forward, and take into account in any future adjustment, any adjustments that are less than 1.0% of the Conversion Rate, and the Company will make such carried-forward adjustments, regardless of whether the aggregate amount of such adjustments is less than 1.0% (a) on the effective date of any Fundamental Change or the Effective Date of a Make-Whole Fundamental Change, (b) on the Conversion Date for any Notes, (c) on each VWAP Trading Day of any Observation Period and (d) on the Redemption Notice Date.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Global Select Market, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly furnish to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a written notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture (with a copy to the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k) The Company shall not adjust the Conversion Rate except as stated in this Indenture, including, for the avoidance of doubt, for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Issue Date;

(iv) for ordinary course of business stock repurchases that are not tender offers referred to in Section 14.04(e), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board of Directors;

(v) for a third-party tender offer by any party other than a tender offer by the Company or any of its Subsidiaries, as described in Section 14.04(e);

(vi) solely for a change in the par value of the Common Stock; or

(vii) for accrued and unpaid Additional Interest, if any.

Section 14.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts or the Daily Net Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a Notice of Redemption), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts or the Daily Net Settlement Amounts are to be calculated.

Section 14.06 Shares to Be Fully Reserved. The Company shall reserve, on or prior to the date of this Indenture, and from time to time as may be necessary, out of its authorized but unissued shares, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and assuming delivery of the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change or Notice of Redemption).

Section 14.07 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination);

(ii) any consolidation, merger or other combination involving the Company; or

(iii) any sale, lease or other transfer or disposition to a third party of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole; or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one share of the Common Stock immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Company, or the successor or purchasing corporation, as the case may be, will execute with the Trustee, without the consent of the Holders, a supplemental indenture providing that, at and after the effective time of the Specified Corporate Event, the right to convert each $1,000 principal amount of

Notes will be changed into a right to convert such principal amount of Notes into the kind and amount of Reference Property that a holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such Specified Corporate Event would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of such Specified Corporate Event:

(A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02; and

(B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the Units of Reference Property that a holder of that number of shares of Common Stock would have received in such Specified Corporate Event and (III) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property; provided, however, that if the holders of Common Stock receive only cash in such Specified Corporate Event, then for all conversions that occur after the effective date of such Specified Corporate Event (x) the consideration due upon conversion of each $1,000 principal aggregate amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (y) the Company shall satisfy the Conversion Obligation by paying such cash to the converting Holder on the second Business Day immediately following the Conversion Date.

If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes shall be convertible shall be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify, in writing, the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average of the types and amounts of consideration received by the holders of Common Stock as soon as practicable after such determination.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any such Specified Corporate Event includes shares of stock, other securities or other property or assets (including any combination thereof) of an entity other than the Company or the successor or purchasing corporation, as the case may be, in such Specified Corporate Event, then such other entity, if it is a party to such Specified Corporate Event, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change in accordance with Article 15, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) In the event the Company shall execute a supplemental indenture pursuant to Section 14.07(a), the Company shall furnish to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) If the Notes become convertible into Reference Property, the Company shall notify the Trustee in writing and issue a press release containing the relevant information, disclose the relevant information in a Current Report on Form 8-K or post such information on the Company’s website.

(d) The Company shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash or cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Corporate Event.

(e) [Reserved]

(f) The above provisions of this Section shall similarly apply to successive Specified Corporate Events.

Section 14.08 Certain Covenants.

(a) The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any securityholder of the Company and, except for any transfer taxes payable by the Company or a Holder, as the case may be, pursuant to Sections 14.02(d) and 14.02(e), free from all documentary, stamp or similar issue or transfer taxes, liens and charges as the result of any action by the Company.

(b) The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to furnish to the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent (if other than the Trustee) the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent (if other than the Trustee) may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent (if other than the Trustee) immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). The parties hereto agree that all notices to the Trustee or the Conversion Agent under this Article 14 shall be in writing or as otherwise provided herein. Neither the Trustee nor any agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation or determine whether Notes may be surrendered for conversion pursuant to this Indenture, or to notify the Company or the Depositary or any Holders if the notes have become convertible pursuant to the terms of this Indenture.

Section 14.10 [Reserved]

Section 14.11 Stockholder Rights Plans. If the Company has a rights plan in effect upon conversion of the Notes into Common Stock, Holders that convert their Notes shall receive, in addition to any shares of Common Stock received in connection with such conversion, the appropriate number of rights under the rights plan, if any, and any certificate representing the share of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such rights plan, as the same may be amended from time to time. However, if prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of shares of Common Stock, Distributed Property pursuant to Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01 [Reserved]

Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 nor more than 35 calendar days following the date of the Fundamental Change Company Notice (subject to extension to comply with applicable law), at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid Additional Interest, if any, thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after an Interest Record Date but on or prior to the Interest Payment Date to which such Interest Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid Additional Interest, if any, to Holders of record as of such Interest Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be purchased pursuant to this Article 15.

(b) Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

A. in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

B. the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple of $1,000 in excess thereof; and

C. that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Certificated Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent (if other than the Trustee), if applicable;

(vii) the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder validly withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal);

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes; and

(x) the CUSIP numbers and the statement required in Section 2.09 hereto.

Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release containing such information, disclose the information in a Current Report on Form 8-K or post such information on the Company’s website.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. In such a case, the Company shall deliver such notice to the Trustee at least three Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with Officer’s Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a

Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Notwithstanding anything to the contrary in this Section 15.02, the Company shall not be required to repurchase, or to make an offer to repurchase, Notes upon a Fundamental Change if:

(i) a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in this Indenture applicable to an offer by the Company to repurchase Notes upon a Fundamental Change and such third party purchases all Notes validly tendered and not withdrawn upon such offer in the manner and otherwise in compliance with such requirements; or

(ii) pursuant to clause (b) of the definition thereof (or a Fundamental Change pursuant to clause (a) which also results in a Fundamental Change pursuant to clause (b)), if (i) such Fundamental Change results in the Notes becoming convertible (pursuant to the provisions described in Section 14.07) into an amount of cash per Note that is greater than (x) the Fundamental Change Repurchase Price (which Fundamental Change Repurchase Price will, if any Additional Interest is accruing on the Notes as of the effective date of such Fundamental Change, be calculated assuming that such Fundamental Change Repurchase Price includes the maximum amount of accrued Additional Interest that would be payable based on the latest possible Fundamental Change Repurchase Date), plus (y) to the extent that such latest possible Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, the full amount of Additional Interest, if any, payable per Note on such Interest Payment Date and (ii) the Company provides timely notice of the Holders’ right to convert their Notes based on such Fundamental Change as described in Section 14.01(b)(iii) (the requirements set forth in clauses (i) and (ii) of this Section 15.02(d), the “Adequate Cash Conversion Provisions”).

Section 15.03 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the applicable Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof,

(b) if Certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

Section 15.04 Deposit of Fundamental Change Repurchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company), or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price; provided, further, that to the extent such deposit is received by the Paying Agent after 11:00 a.m., New York City time, on any such due date, such deposit will be deemed deposited on the next Business Day. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee or the Paying Agent (as applicable) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or any applicable extension thereof, then, with respect to Notes that have been properly surrendered for repurchase and have not been validly withdrawn:

(i) such Notes shall cease to be outstanding and Additional Interest, if any, shall cease to accrue on such Notes on such Fundamental Change Repurchase Date or any applicable extension thereof (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and

(ii) all other rights of the Holders of such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after an Interest Record Date but on or prior to the related Interest Payment Date, the right of the Holder on such Interest Record Date to receive the accrued and unpaid Additional Interest, if any, to, but not including, the Fundamental Change Repurchase Date).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unpurchased portion of the Note surrendered, without payment of any service charge.

Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b) file a Schedule TO or any other required schedule under the Exchange Act;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15. To the extent that any securities laws and regulations conflict with the provisions of this Indenture with respect to the repurchase of Notes, the Company shall be deemed not to be in breach of this Indenture as a result of compliance therewith.

The Company may appoint a tender agent in connection with such repurchase, in which case such tender agent shall be the Paying Agent in connection with such repurchase.

ARTICLE 16

REDEMPTION

Section 16.01 Right of the Company to Redeem the Notes.

The Notes shall not be redeemable by the Company prior to the Maturity Date, except as described in this Article 16, and no sinking fund is provided for the Notes.

Subject to the terms of this Article 16, on or after March 20, 2030 and prior to December 15, 2031, the Company has the right, at its election, to redeem all, or any portion in a minimum principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, of the Notes, for cash equal to the Redemption Price on a Redemption Date, upon giving notice as specified in Section 16.02, if (i) the Notes are Freely Tradeable and any accrued and unpaid Additional Interest has been paid as of the date the Company sends the related Notice of Redemption and (ii) the Last Reported Sale Price per share of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the Redemption Notice Date, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Notice Date; provided, however, that the Company will not be entitled to call less than all of the outstanding Notes for Redemption unless the excess of the principal amount of Notes outstanding as of the time the Company sends the related Notice of Redemption over the aggregate principal amount of Notes set forth in the Notice of Redemption is at least $100,000,000.

Section 16.02 Notice of Redemption.

(a) To call any Notes for Redemption pursuant to Section 16.01, the Company shall fix a date for Redemption (a “Redemption Date”) and the Company shall send or cause to be sent a notice of such Redemption (a “Notice of Redemption”) not less than 55 nor more than 70 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register; provided, however, that if the Company shall give a Notice of Redemption, it shall also give a written notice of the Redemption Date to the Trustee and the Paying Agent (if other than the Trustee). The Company shall issue a press release through such national newswire service as the Company then uses containing the information set forth in the Notice of Redemption. A Redemption Date must be a Business Day of the Company’s choosing that is no more than 70, nor less than 55, Scheduled Trading Days after the Redemption Notice Date.

(b) A Notice of Redemption, if delivered in the manner provided herein, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to deliver such Notice of Redemption or any defect in the Notice of Redemption to the Holder of any Note designated for Redemption shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Notice of Redemption shall specify:

(i) that the Notes have been called for Redemption, briefly describing the Company’s Redemption rights under this Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and the amount, manner and timing of any Additional Interest, if any, payment payable pursuant to Section 16.01);

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued;

(vi) that Notes called for Redemption must be delivered to the Paying Agent (in the case of Certificated Notes) or the Applicable Procedures must be complied with (in the case of beneficial interests in Global Notes) for the Holder thereof to be entitled to receive the Redemption Price;

(vii) that on the Redemption Date, the Redemption Price shall become due and payable upon each Note to be redeemed, and that, unless the Company defaults in the payment of the Redemption Price, the Additional Interest, if any, thereon, if any, shall cease to accrue on and after the Redemption Date (subject to the right of Holders of record on the relevant Interest Record Date that is prior to the Redemption Date to receive Additional Interest, if any, payable pursuant to Section 16.01);

(viii) that Holders may surrender their Notes called for Redemption for conversion at any time on or after the Redemption Notice Date to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price;

(ix) the procedures a converting Holder must follow to convert its Notes called for Redemption and the Cash Percentage;

(x) the Conversion Rate and, if applicable, the number of shares of Common Stock added to the Conversion Rate in accordance with Section 14.03; and

(xi) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Notice of Redemption shall be irrevocable. In the case of a Redemption, a Holder may convert any or all of its Notes called for Redemption at any time on or after the Redemption Notice Date to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price.

Section 16.03 Payment of Notes Called for Redemption.

(a) If any Notice of Redemption has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the applicable Redemption Date at the place or places stated in the Notice of Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Redemption, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price

(b) Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of cash sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04 Selection, Conversion and Transfer of Notes to be Redeemed in Part.

If less than all Notes then outstanding are called for Redemption, then:

(a) the Notes to be redeemed shall be selected by the Trustee as follows: (1) in the case of Global Notes, in accordance with the Applicable Procedures; and (2) in the case of Certificated Notes, by lot or pro rata; and

(b) if only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to the Redemption.

In the event of any Redemption, the Company shall not be required to (x) issue, register the transfer of or exchange any Notes during the 15 calendar day period prior to the relevant Redemption Notice Date or (y) register the transfer of or exchange any Notes so selected for Redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

Section 16.05 Restrictions on Redemption.

The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price) (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 16.06 Increased Conversion Rate Applicable to Notes Called for Redemption Surrendered for Conversion in Connection with a Notice of Redemption.

If a Holder of Notes called for Redemption elects to convert its Notes in connection with a Notice of Redemption pursuant to Section 14.01(b)(v) and this Article 16, the Conversion Rate shall be increased by a number of Additional Shares as provided in Section 14.03.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors as set forth in Article 11.

Section 17.02 Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03 Addresses for Notices, Etc.Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is furnished by the Company to the Trustee) to Itron, Inc., 2111 North Molter Road, Liberty Lake, Washington, 99010, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing (including facsimile and, if acceptable to the Trustee in its sole discretion, electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and is actually received by the Trustee or if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Certificated Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register (or sent electronically in PDF format to the e-mail address of such Holder, if any, specified on the Note Register) and shall be sufficiently given to it if so mailed (or sent, in the case of an electronic transmission) within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail (or electronically in PDF format), then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In addition to the foregoing, the Trustee shall be entitled to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 17.04 Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the City of New York and waive any objection to the laying of venue in any such action or proceeding in such courts and waive any objective that such courts are an inconvenient forum or do not have jurisdiction over any party.

Section 17.05 Intentionally Omitted.

Section 17.06 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that in the opinion of the signors, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (i) a statement that the Person making such certificate is familiar with the requested action and the Indenture and has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the judgment of such Person, that all covenants or condition has been complied with.

Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.07 Legal Holidays. If any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no Additional Interest shall accrue in respect of the delay.

Section 17.08 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________
Authorized Signatory.

Section 17.12 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee, pursuant to procedures approved by the Trustee. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

Section 17.13 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.14 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, pandemics, epidemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.16 Calculations. The Company shall be responsible for making all calculations called for under the Notes or this Indenture. These calculations include, but are not limited to, determinations of the Stock Price or Trading Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, the Daily Net Settlement Amounts, accrued Additional Interest and Deferred Additional Interest, if any, payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of Notes, the Trustee and the Conversion Agent. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Company will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. In no event shall the Trustee or the Conversion Agent be charged with knowledge of or have any duty to monitor Stock Price or Measurement Period. Neither the Trustee nor the Conversion Agent shall have any responsibility for calculations or determinations of amounts, determining whether events requiring or permitting conversion have occurred, determining whether any adjustment is required to be made with respect to conversion rights and, if so, how much, or for the delivery of shares of Common Stock. Neither the Trustee nor the Conversion Agent shall have any responsibility to monitor the Company’s stock price or trading price.

Section 17.17 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as is required to satisfy the requirements of the U.S.A. Patriot Act.

Section 17.18 FATCA. In order to enable the Company and the Trustee to comply with its obligation with respect to this Indenture and the Notes under Section 1471 through 1474 of the Code and any Treasury regulations thereunder (“FATCA”) (inclusive of official interpretations of FATCA promulgated by competent authorities), any applicable agreement entered into pursuant to Section 1471(b) of the Code and/or any applicable intergovernmental agreement entered into in order to implement FATCA, each of the Company and the Trustee each agree (i) to provide to one another such reasonable information that is within its possession and is reasonably requested by the other to assist the other in determining whether it has tax related obligations under FATCA, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA. The terms of this section shall survive the termination of this Indenture.

Section 17.19 Entire Agreement. This Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ITRON, INC.

By:	/s/ Joan Hooper
Name: Joan Hooper
Title: Senior Vice President and Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ David Jason
Name: David Jason
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY:

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF ITRON, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

Exhibit A-1

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (I) EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH ACQUIRER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES THE ASSETS OF ANY (A) “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”)) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA, (B) PLAN, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, INDIVIDUAL RETIREMENT ANNUITY OR OTHER ARRANGEMENT THAT IS SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (A) AND (B), PURSUANT TO ERISA OR OTHERWISE, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY SUCH HOLDER WILL NOT CONSTITUTE OR RESULT IN (A) A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (B) A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (II) NONE OF THE ISSUER OR THE INITIAL PURCHASERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, IS ACTING AS A FIDUCIARY, OR PROVIDING ANY INVESTMENT OR OTHER ADVICE, TO SUCH PURCHASER OR TRANSFEREE WITH RESPECT TO THE DECISION TO ACQUIRE OR HOLD THE NOTES (OR ANY COMMON STOCK RECEIVED UPON THE CONVERSION OF THE NOTES), OTHER THAN IN THE CASE OF AN AFFILIATE OF THE INITIAL PURCHASERS PROVIDING ADVICE TO A BENEFIT PLAN INVESTOR WHERE A PROHIBITED TRANSACTION EXEMPTION

Exhibit A-2

APPLIES AND ALL THE CONDITIONS FOR EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA AND SECTION 4975 OF THE CODE ARE SATISFIED OR THE TRANSACTION IS NOT OTHERWISE PROHIBITED.]

Exhibit A-3

ITRON, INC.

0.00% Convertible Senior Note due 2032

No. R-[__]	[Initially][1] $[__]

CUSIP No. [__]2

ISIN No.: [__]

Itron, Inc., a corporation duly organized and validly existing under the laws of the State of Washington (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]3 [__]4, or registered assigns, the principal amount [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[__]]6 in accordance with the rules and procedures of the Depositary, on March 15, 2032 and Additional Interest, if any, thereon as set forth below.

This Note shall not bear regular cash interest, and the principal amount of the Note shall not accrete. Additional Interest, if any, on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. Additional Interest, if any, is payable semi-annually in arrears on each March 15 and September 15, to Holders at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest and Deferred Additional Interest if, in such context, Additional Interest or Deferred Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03 and any express mention of the payment of Additional Interest or Deferred Additional Interest in any provision therein shall not be construed as excluding Additional Interest or Deferred Additional Interest in those provisions thereof where such express mention is not made.

[1]	Include if a global note.
[2]

At such time as the Company delivers to the Trustee the certificate included in Exhibit B to the Indenture, the legend set forth on the immediately preceding page [Insert if a Global Note: (other than the first paragraph thereof)] pursuant to Section 2.05(b) of the Indenture shall be deemed removed and the CUSIP and ISIN numbers for this Note shall be deemed to be [ ] and [ ], respectively.

[3]	Include if a global note.
[4]	Include if a certificated note.
[5]	Include if a global note.
[6]	Include if a certificated note.

Exhibit A-4

Any Defaulted Amounts shall not accrue interest unless Additional Interest was payable with respect to such Defaulted Amounts on the relevant payment date, in which case such Defaulted Amounts shall accrue interest per annum at the rate at which Additional Interest accrues on the Notes, subject to the enforceability thereof under applicable law, from, and including, the calendar day after the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay, or cause the Paying Agent to pay, the principal of and Additional Interest, if any, on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) upon presentation thereof at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office located in the United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with, and governed by, the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

Exhibit A-5

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ITRON, INC.

By:
Name:
Title:

Dated:

Exhibit A-6

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee,

certifies that this is one of the Notes described

in the within-named Indenture.

By:
Authorized Signatory

Dated:

Exhibit A-7

[FORM OF REVERSE OF NOTE]

ITRON, INC.

0.00% Convertible Senior Note due 2032

This Note is one of a duly authorized issue of Notes of the Company, designated as its 0.00% Convertible Senior Notes due 2032 (the “Notes”), limited to the aggregate principal amount of $805,000,000 all issued under and pursuant to an Indenture, dated as of February 26, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case an Event of Default relating to a bankruptcy (or similar proceeding) shall have occurred, the principal of, and interest, if any, on, all Notes shall automatically become immediately due and payable, in the manner and with the effect set forth in the Indenture. In case any other Event of Default shall have occurred and be continuing, the principal of, and interest, if any, on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price on a Redemption Date, the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Upon conversion of any Note, the Company shall pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election, in respect of the remainder, if any, of its Conversion Obligation in excess of the aggregate principal amount of the Notes being converted.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Exhibit A-8

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof, into cash up to the aggregate principal amount of the Notes to be converted and cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Exhibit A-9

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

ITRON, INC.

0.00% Convertible Senior Notes due 2032

The initial principal amount of this Global Note is ___________ DOLLARS ($[______]). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

Exhibit A-10

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Itron, Inc.

C/o U.S. Bank Trust Company, National Association

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, into cash or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that the cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Certificated Notes, the certificate numbers of the Notes to be converted are as set forth below: ________________

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares

of Common Stock are to be issued, or

Attachment 1-1

Notes are to be delivered, other than

to and in the name of the registered holder.

Fill in for registration of shares of Common Stock if

to be issued, and Notes if to

be delivered, other than to and in the

name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

Attachment 1-2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Itron, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below: __________________________

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 2-1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Itron, Inc. or a Subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Attachment 3-1

Dated: ________________________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 3-2

EXHIBIT B

FORM OF FREE TRANSFERABILITY CERTIFICATE

[Date]

Itron, Inc.

2111 North Molter Road

Liberty Lake, Washington 99019

Attention: General Counsel

U.S. Bank Trust Company, National Association, as Trustee

1420 Fifth Avenue, 10th Floor

Seattle, Washington 98101

Attention: Itron, Inc.

Re:	0.00% Convertible Senior Notes due 2032

Reference is hereby made to the Indenture, dated as of February 26, 2026 (the “Indenture”), between Itron, Inc. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Whereas the Resale Restriction Termination Date with respect to the 0.00% Convertible Senior Notes due 2032 represented by Global Note CUSIP number [__] and ISIN number [__] (the “Notes”) has occurred, the Company hereby instructs you that:

(i) the restrictive legend required by Section 2.05(b) of the Indenture and set forth on the Notes shall be deemed removed from the Notes, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders; and

(ii) the Company shall instruct DTC to change the CUSIP number and ISIN number for the Notes to the unrestricted CUSIP number ([__]) and unrestricted ISIN number ([__]), respectively, without further action on the part of Holders.

[Signature pages follow]

Exhibit B-1

ITRON, INC.

By:
Name:
Title:

Exhibit B-2